UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 18, 2009

SUMTOTAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50640	42-1607228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1808 North Shoreline Boulevard

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 934-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2009, SumTotal Systems, Inc., a Delaware corporation (the “Company” or “SumTotal”), entered into an amendment (the “Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 23, 2009, by and among the Company, ST Software Holdings, LLC, a Delaware limited liability company (“Newco”), and ST Mergersub, Inc., a Delaware corporation and a wholly owned subsidiary of Newco (“Merger Sub”). Newco is controlled by a private equity fund associated with Accel-KKR (“AKKR”). Pursuant to the terms of the Amendment, the parties agreed that (i) the per share price payable in the merger be increased from $3.80 to $4.80; and (ii) the Company Termination Fee, which is payable under certain circumstances, including if the Company accepts a superior proposal from a third party, will be $6.67 million.

In connection with the Amendment, Newco has obtained an amendment to its equity financing commitment for the transactions contemplated by the Merger Agreement. The aggregate proceeds of the equity commitment will be sufficient to fully finance the Merger, pursuant to the terms of the Amendment, and the other transactions contemplated thereby.

The foregoing description of the Amendment to the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Amendment has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The covenants contained in the Amendment were made only for purposes of the Amendment and the Merger Agreement, were solely for the benefit of the parties to the Amendment and the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties.

The full text of the Merger Agreement was previously filed as exhibit 2.1 to the Form 8-K filed by the Company on April 24, 2009.

On May 19, 2009, the Company issued a press release announcing that it had entered into the Amendment. A copy of the press release is attached hereto as Exhibit 99.1.

Additional Information and Where You Can Find It

In connection with the proposed transaction with affiliates of Accel-KKR, SumTotal filed a preliminary proxy statement concerning the proposed transaction with the SEC on May 4, 2009. Investors and security holders of SumTotal are urged to read the proxy statement, as it may be amended from time to time, and any other relevant documents filed with the SEC when they become available because they will contain important information about SumTotal and the proposed transaction with Accel-KKR. The definitive proxy statement (when it becomes available) will be mailed to SumTotal stockholders. The proxy statement and any other documents filed by SumTotal with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SumTotal by contacting SumTotal Investor Relations at 650-934-9584. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

SumTotal and its directors, executive officers and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from SumTotal’s stockholders in connection with the proposed transaction with affiliates of Accel-KKR. Information regarding the interests of such directors and executive officers (which may be different than those of SumTotal’s stockholders generally) is included in SumTotal’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and the preliminary proxy statement relating to the proposed transaction filed with the SEC on May 4, 2009. Each of these documents is available free of charge at the SEC’s web site at http://www.sec.gov and from SumTotal Investor Relations, at http://investor.sumtotalsystems.com.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
2.1	Amendment, dated May 18, 2009 to the Agreement and Plan of Merger dated April 23, 2009 by and among the Company, Newco and Merger Sub
99.1	Press release dated May 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SumTotal Systems, Inc.

Date: May 19, 2009	By:	/s/ Neil Laird
Neil Laird Chief Financial Officer